UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)         October 28, 2004

                                 EMCOR Group, Inc.

             (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware

                 (State or Other Jurisdiction of Incorporation)

         0-2315                                           11-2125338
(Commission File Number)                   (I.R.S. Employer Identification No.)



301 Merritt Seven, Norwalk, CT                            06851
(Address of Principal Executive Offices)               (Zip Code)

                                (203) 849-7800
              (Registrant's Telephone Number, Including Area Code)

                                     N/A

          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange  Act  (17  CFR  240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

     On October 28, 2004 EMCOR Group, Inc. issued a press release disclosing results of operations for the fiscal 2004 third quarter ended September 30, 2004. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.


     The information contained in this Current Report on Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item. 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number                 Description
--------------   ---------------------------------------------------------------
99.1             Press Release issued by EMCOR Group, Inc. on October 28, 2004 disclosing results of operations for the fiscal 2004 third quarter ended September 30, 2004.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             EMCOR Group, Inc.


                                             By:     /s/ Frank T. MacInnis
                                                 -----------------------------
                                                      Frank T. MacInnis
                                                   Chairman of the Board of
                                                     Directors and Chief
                                                      Executive Officer

Dated:  October 28, 2004

                                                                   Exhibit 99.1

              EMCOR GROUP, INC. REPORTS 2004 THIRD QUARTER RESULTS


NORWALK, CONNECTICUT, October 28, 2004 - EMCOR Group, Inc. (NYSE: EME) today reported results for the third quarter and nine months ended September 30, 2004.

Net income for the third quarter of 2004 was $15.5 million, or $0.99 per diluted share, compared with net income of $6.5 million, or $0.42 per diluted share, in the third quarter of 2003. Revenues in the 2004 third quarter totaled $1.22 billion, compared with total revenues of $1.16 billion a year ago.

Third quarter 2004 operating income was $19.6 million, compared to operating income of $13.5 million in the third quarter of 2003. Selling, general and administrative expenses ("SG&A") were $97.6 million, a decline of 6.7% from $104.7 million in the third quarter of last year. As a percentage of revenues, SG&A decreased to 8.0% from 9.0% a year ago as a result of actions the Company has taken to reduce its operating costs.

Included in the Company's 2004 third quarter results were approximately $0.6 million in restructuring expenses, primarily related to its previously announced management realignment and related initiatives, and a $4.3 million income tax benefit for reserve adjustments. The effective income tax rate applicable for the 2004 third quarter was 42% compared to 44% for the 2003 third quarter.

The Company's 2004 third quarter results also include a pre-tax gain of $2.8 million on the sale of certain assets of the equipment rental division of the Company's United Kingdom subsidiary as part of the restructuring of operations in the UK market, and a pre-tax gain of $1.8 million on the sale of the UK subsidiary's interest in a South African facilities management joint venture.

Contract backlog as of September 30, 2004 was $2.96 billion compared to $3.11 billion at the same time a year ago. The reduction in backlog reflects the Company's ongoing program to reduce the backlog of public sector construction projects and to focus more on higher-margin, private sector work.


                                    - MORE -

EMCOR Announces 2004 Third Quarter Results                                Page 2

Net income for the 2004 nine month period was $22.6 million, or $1.46 per diluted share, compared to net income of $18.0 million, or $1.16 per diluted share, in the first nine months of 2003. Revenues for the first nine months of 2004 were $3.52 billion versus revenues of $3.36 billion in the year ago period.

Operating income for the first nine months of 2004 was $18.8 million versus operating income of $37.8 million for the comparable nine month period last year.

The Company's results for the 2004 nine month period include approximately $5.9 million in restructuring expenses, primarily related to the Company's previously announced management realignment and related initiatives, and a $13.9 million income tax benefit for tax reserve adjustments.

Frank T. MacInnis, Chairman and CEO of EMCOR Group, stated, "When we reported 2004 first quarter results, we noted our expectation that 2004 would be a transition year, with a slower first half of the year due to the lingering effects of the economic downturn, the slow recovery of private sector spending and the continuing effects of a larger than typical proportion of public sector work affecting our results. We expected to see an acceleration in the 2004 second half as the economy and demand from the private sector continued to improve and our efforts to rebalance our mix between private and public sector work gained traction. This has been the case in the third quarter, which saw strong performance within our U.S. Electrical business and a significant improvement at our U.K. operations. We're very pleased with the progress we've seen in the U.K., which generated operating income during the period versus a loss a year ago, as a result of the actions we've taken to restructure that business. However, improvements were not consistent across all our businesses, particularly as poor performance at one of our Mechanical operations on the West Coast offset otherwise improved results from this segment. We continue to build momentum within our Facilities Services business as we strengthen our reputation as the premier provider of these services."

Mr. MacInnis added, "While our markets have certainly recovered from year ago levels, the recovery remains gradual, with private sector spending recovering at a slow pace. During the quarter, we continued our focus on controlling costs, leading to a decrease in SG&A expenses of approximately 7% despite higher revenues. As a result, operating income, excluding restructuring expenses and gain on the sale of assets, increased 28.3% over the levels achieved a year ago. Our constant focus on working capital management also made the third quarter an excellent cash generation quarter, strengthening our balance sheet and our ability to take advantage of new opportunities."

Mr. MacInnis concluded, "Throughout 2004, EMCOR Group has taken actions to position itself for improvement in its markets. The restructuring efforts of our realigned management team, that now include Tony Guzzi as our new President and COO, are ongoing, and we are seeing their benefits, both in the U.S. and the U.K. As we've stated before, we believe the major defining factor in EMCOR's performance will be the overall pace of economic recovery. While not the dramatic economic improvement our best-case scenario envisioned, we are encouraged by recent positive momentum we've seen in the marketplace and believe that this recovery will continue to build as we move into the

                                    - MORE -

EMCOR Announces 2004 Third Quarter Results                                Page 3

fourth quarter of 2004 and beyond. Given year-to-date revenue performance, we continue to expect full-year revenue for 2004 to be approximately $4.6 billion and 2004 earnings per share on a diluted basis to be $2.05 to $2.15, which includes the tax reserve adjustments as well as restructuring expenses and the sale transactions."

EMCOR  Group,   Inc.  is  a  worldwide   leader  in  mechanical  and  electrical
construction services and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.

EMCOR Group's third quarter conference call will be available live via Internet broadcast today, Thursday, October 28, at 10:30 AM Eastern Time. You can access the live call through the Home Page of the Company's Web site at www.emcorgroup.com.

This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management's perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, project mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, increased competition, unfavorable labor productivity, mix of business, and risks associated with foreign operations. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2003 Form 10-K, its Form 10-Q for the third quarter ended September 30, 2004, and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.


                            -FINANCIAL TABLES FOLLOW-



                                                              EMCOR GROUP, INC.
                                                              FINANCIAL HIGHLIGHTS
                                             (In thousands, except share and per share information)
                                                                  (Unaudited)

                                         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                    For the Three Months Ended         For the Nine Months Ended
                                                                 September 30,               September 30,
                                                  2004               2003                2004                  2003
                                                  ----               ----                ----                  ----

   Revenues                                  $1,215,911         $1,157,588          $3,518,210             $3,362,996
   Cost of sales                              1,100,931          1,039,382           3,200,555              3,004,746
                                             ----------         ----------          ----------             ----------
   Gross profit                                 114,980            118,206             317,655                358,250
   Selling, general and
      administrative expenses                    97,616            104,671             295,758                320,484
   Restructuring expenses                           617                 --               5,936                     --
   Gain on sale of assets                         2,839                 --               2,839                     --
                                             ----------         ----------          ----------             ----------

   Operating income                              19,586             13,535              18,800                 37,766
   Interest expense, net                         (2,132)            (1,987)             (5,550)                (5,631)
   Gain on sale of
       equity investment                          1,844                 --               1,844                     --
                                             ----------         ----------          ----------             ----------
   Income before income taxes                    19,298             11,548              15,094                 32,135
   Income tax provision (benefit)                 3,832              5,080              (7,534)                14,138
                                             ----------         ----------          ----------             ----------

   Net income                                $   15,466         $    6,468          $   22,628             $   17,997
                                             ==========         ==========          ==========             ==========

   Basic earnings per share                  $     1.02         $     0.43          $     1.49             $     1.20
                                             ==========         ==========          ==========             ==========

   Diluted earnings per share                $     0.99         $     0.42          $     1.46             $     1.16
                                             ==========         ==========          ==========             ==========

   Weighted average shares of Common Stock outstanding:
        Basic                                15,202,938         15,003,737          15,178,938             14,974,590
        Diluted                              15,562,604         15,461,106          15,551,636             15,471,711

                                EMCOR GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)



                                                        Sept. 30,      Dec. 31,
                                                          2004           2003
                                                       (Unaudited)
                                                       -----------     --------
 ASSETS
 Current assets:
 Cash and cash equivalents                             $  101,025     $   78,260
 Accounts receivable, net                               1,114,532      1,009,170
 Costs and estimated earnings in excess of billings
   on uncompleted contracts                               240,779        249,393
 Inventories                                                9,480          9,863
 Prepaid expenses and other                                26,757         42,470
                                                       ----------     ----------
   Total current assets                                 1,492,573      1,389,156

 Investments, notes, and other long-term receivables       29,367         26,452
 Property, plant & equipment, net                          57,467         66,156
 Goodwill                                                 280,761        277,994
 Identifiable intangible assets, net                       19,643         22,226
 Other assets                                              14,666         13,263
                                                       ----------     ----------
 Total assets                                          $1,894,477     $1,795,247
                                                       ==========     ==========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
 Borrowings under working capital credit line          $  127,300     $  139,400
 Current maturities of long-term debt and capital
   lease obligations                                          261            367
 Accounts payable                                         441,304        451,713
 Billings in excess of costs and estimated earnings
   on uncompleted contracts                               447,719        345,207
 Accrued payroll and benefits                             132,925        131,623
 Other accrued expenses and liabilities                    92,493        110,147
                                                       ----------     ----------
   Total current liabilities                            1,242,002      1,178,457

 Long-term debt and capital lease obligations                 588            561
 Other long-term obligations                              106,387         94,873
 Total stockholders' equity                               545,500        521,356
                                                       ----------     ----------
 Total liabilities and stockholders' equity            $1,894,477     $1,795,247
                                                       ==========     ==========




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